EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Accelerated Acquisitions V, Inc.

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated August 26, 2008 with respect to our audit of the financial statements of Accelerated Acquisitions V, Inc as of July 31, 2008 and for the period from inception (April 29, 2008) to July 31, 2008.

/s/ Paritz & Co, P.A.

Partiz & Company, P.A.
Certified Public Accountants

Hackensack, New Jersey
August 26, 2008